SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2009

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 14, 2009, Global Resource Corporation (the “Company”) entered into a License Agreement with Universal Alternative Fuels, Inc. (“UAF”).  On the same day, the Company and UAF entered into Amendment Number 1 to the License Agreement.  Copies of the License Agreement and Amendment Number 1 thereto are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference in their entirety.  Pursuant to the terms of the License Agreement, in material part, (i) UAF purchased an exclusive, world-wide, royalty-free license, with the right to sub-license and effective for an unlimited time, to use and exploit the Company’s intellectual property and technological know-how for the microwave processing of oil shale and coal and the recovery of energy, energy-producing materials and by-products from oil shale and coal; (ii) UAF paid to the Company a license fee of $750,000 and will issue to the Company shares of common stock of UAF equal to 20% of the issued and outstanding shares of UAF common stock; and (iii) UAF agreed to purchase exclusively from the Company all machines to be manufactured for UAF (or its sublicensees) under the License Agreement, subject to the Company’s ability to manufacture such machines.

In connection with the execution of the License Agreement, the Company entered into a Security Agreement with UAF granting to UAF first priority security interests in (i) the Company’s existing prototype machine in Rockford, Illinois (the “Existing Prototype Machine”) and (ii) the Company’s patent rights, technology and trademarks as applied to the oil shale and coal fields of use.  The security interests secure the amount of $1.7 million, including (i) the amount of $843,000 credited towards the purchase price of the initial machine as described in the next paragraph, (ii) the $750,000 cash portion of the license fee paid by UAF and (iii) all other obligations of the Company to UAF under the Security Agreement and the License Agreement.  The security interests granted pursuant to the Security Agreement will terminate and be released upon acceptance by UAF of the initial machine described in the next paragraph.  A copy of the Security Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference in its entirety.

Contemporaneous with the execution of the License Agreement, UAF issued a purchase order to the Company for an initial machine capable of processing one ton per hour of oil shale (the “Purchase Order”).  The purchase price for the initial machine is based on a formula related to the Company’s cost to manufacture the initial machine and will not exceed $3.5 million.  Payment of the purchase price is as follows: (i) UAF will pay $500,000 to the Company six months from the date of the Purchase Order, (ii) UAF will pay $500,000 to the Company nine months from the date of the Purchase Order, (iii) a deemed deposit by UAF of $843,000 was credited against the purchase price on the date of the Purchase Order, and (iv) the balance of the purchase price will be paid upon completion of the initial machine, demonstration that it meets the warranted purpose and acceptance of it by UAF.  A copy of the Purchase Order is attached hereto as Exhibit 10.4 and incorporated herein by reference in its entirety.

The Purchase Order may be terminated by UAF under certain circumstances.  In such an event, the Company will have the right to repurchase the license granted to UAF pursuant to the terms set forth in the License Agreement.  If the repurchase right is exercised, then, in addition to reacquiring the license granted to UAF, the security interests granted by the Company to UAF pursuant to the Security Agreement will terminate and be released and the equity interest that the Company was granted in UAF pursuant to the License Agreement will terminate and be cancelled.  If the repurchase right is not so exercised, then UAF will retain the license and will have the right to foreclose on the collateral under the Security Agreement and take immediate and exclusive possession and ownership of the Existing Prototype Machine.

Item 8.01  Other Events

On October 20, 2009, Global Resource Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by reference in their entirety.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description of Exhibit
10.1	License Agreement, dated as of October 14, 2009, between Global Resource Corporation and Universal Alternative Fuels, Inc.
10.2	Amendment Number 1 to License Agreement, dated as of October 14, 2009, between Global Resource Corporation and Universal Alternative Fuels, Inc.
10.3	Security Agreement, dated as of October 14, 2009, between Global Resource Corporation and Universal Alternative Fuels, Inc.
10.4	Purchase Order, issued October 14, 2009, by Universal Alternative Fuels, Inc. to Global Resource Corporation
99.1	Press Release issued by Global Resource Corporation on October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: October 20, 2009	By:	/s/ Peter A. Worthington
Peter A. Worthington
Chief Executive Officer and
Interim Chairman of the Board

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